Firstgold Expects CFIUS to Recommend Rejection of Northwest Investment

December 17, 2009, Toronto - Firstgold Corp. (TSX:FGD, PK:FGOC) (“Firstgold” or “the Company”) has been advised by The Committee on Foreign Investment in the United States (“CFIUS”) that they will, on Dec 21st, recommend to President Obama that he reject the proposed investment by the China based company Northwest Non Ferrous International Investment Company Ltd. (“Northwest”) in Firstgold. CFIUS has determined through their investigation that serious, significant and consequential national security issues existed. In particular they noted the proximity of Firstgold’s properties to the Fallon Naval Air Station and related facilities. CFIUS had considered several mitigation possibilities and concluded that none would sufficiently resolve the national security issues.

“This is very difficult news to receive. While we certainly respect the process CFIUS has taken to arrive at their determination we disagree 100% with their conclusion. We fail to see the connection between US national security and our principal asset the Relief Canyon mine which has existed at its present location since the early 1980’s. Our property is over 50 miles away from the Fallon base and surrounded by several other mining properties. . At this stage we understand on Dec 21st that CFIUS will recommend rejection to President Obama. Our hope would be that his review of the matter will lead to a different and positive conclusion” commented Terry Lynch Firstgold CEO.

“You can imagine how discouraging this is for Northwest. At this stage we do not know what their intentions are although we remain hopeful that we can yet find a way to close the transaction. In the interim Firstgold is reviewing other options to bring Relief Canyon into production and to obtain value for its assets.”

Firstgold has spent $16 million over the last 24 months developing a processing facility at Relief Canyon, located outside Lovelock Nevada, on the site of the previously producing Pegasus Gold Mine. Additional information about Firstgold Corp. can be found by visiting its web site at www.firstgoldcorp.com

Safe Harbor Statement

The matters discussed in this release contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended that involve risks and uncertainties. Although Firstgold Corp. believes that the expectations reflected in such forward-looking statements are reasonable, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. Firstgold Corp. cautions investors that any forward-looking statements made by Firstgold Corp. are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those reflected in forward-looking statements include, but are not limited to, risks and uncertainties regarding the actual mineralization of Firstgold Corp.'s mining properties, the unproven nature of and potential changes to Firstgold Corp.'s business model, the risk that the capital and other resources that Firstgold Corp. will need to exploit its business model will not be available, and the risks discussed in Firstgold Corp.'s

Form 10-K and in Firstgold Corp.'s 10-Qs and in Firstgold Corp.'s other filings with the Securities and Exchange Commission.

Cautionary Note to U.S. Investors -The United States Securities and Exchange Commission permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use certain terms on this website (or press releases), such as "measured," "indicated," and "inferred" "resources," which the SEC guidelines strictly prohibit U.S. registered companies from including in their filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our reports filed with the SEC which may be secured from the SEC, or from their website at http://www.sec.gov/edgar.html

Website: www.FirstgoldCorp.com

Investor Relations Jeff Forster – jeff@parkcap.com